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                                                                   EXHIBIT 23.2





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form F-3 of Nur Macroprinters Ltd. and in the related Prospectus of our report dated February 16, 2000, with respect to the consolidated financial statements of Nur Macroprinters Ltd. included in its Annual Report
(Form 20-F) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



Tel Aviv, Israel
April 30, 2000

                                               Yours truly,

                                         /s/ KOST, FORER and GABBAY
                                           KOST, FORER and GABBAY
                                   A member of Ernst & Young International